EXHIBIT 10.23

FIRST AMENDMENT TO THE SUPPLY AGREEMENT DATED AUGUST 18, 2016

This First Amendment (“Amendment”) to the Supply Agreement dated August 18, 2016, is made effective as of the 1st day of January, 2022 (the “Effective Date”), by and between NuSil Technology LLC, a Delaware limited liability company with its principal office at 1050 Cindy Lane, Carpinteria, California 93013 USA (“NuSil”), and Establishment Labs S.A., registered under the law of Costa Rica and with an office at Zona Franca El Coyol, Calle 4 Edificio B-15, Alajuela, Costa Rica (the “Buyer”). NuSil and Buyer are collectively referred to as the “Parties” or individually as a “Party”.
WHEREAS, the Parties entered into that certain agreement titled Supply Agreement effective as of August 18, 2016 (“2016 Agreement”); and
WHEREAS, NuSil and Buyer are negotiating in good faith a new Master Supply Agreement to replace the 2016 Agreement; and
WHEREAS, NuSil and Buyer desire to and are willing to extend the 2016 Agreement on the terms set forth below to facilitate completion of those negotiations, as set forth more specifically herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the Parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified by this First Amendment as follows:
1.DEFINITIONS
1.1 Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this First Amendment shall control.
2. AMENDMENTS TO THE AGREEMENT
2.1 Section 1. Term of Agreement. The first sentence “The initial term of this Agreement will begin as of the Effective Date and subject to sooner termination pursuant to Sections 10 and 11, below, will continue until December 31st, 2021.” is deleted in its entirety and replaced with the following sentence:
“The initial term of this Agreement will begin as of the Effective Date and will continue until March 31st, 2022.”
2.2 Section 1. Term of Agreement. The third sentence “The prices for the Materials listed on Exhibit A are set forth on Exhibit B.” is deleted in its entirety and replaced with the following sentence:
“The price for each of the Materials covered by this Agreement are as set forth on Attachment 1 to the First Amendment.”
2.3 Exhibit A is deleted in its entirety and replaced with Attachment 1 to this First Amendment below.
2.4 Exhibit B is deleted in its entirety.
3. CONTINUING FORCE AND EFFECT
3.1 Except as specifically amended and supplemented hereby, all of the terms of the Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to the Agreement to be executed in duplicate by their respective authorized representatives.

NuSil Technology LLC	Establishment Labs S.A.

/s/ Mark Murray	/s/ Juan José Chacón Quirós
Signature	Signature
Mark Murray	Juan José Chacón Quirós
Name (print)	Name (print)
Executive Vice President	CEO
Title	Title
December 31, 2021	December 30, 2021
Date	Date

ATTACHMENT 1

Materials and Prices